Exhibit 23.1

Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statements on Form S-3D of Shenandoah Telecommunications Company (No. 333-74297) and Form S-8 (No. 333- 279106 and No. 333- 196990) of our report dated March 29, 2024, relating to the consolidated financial statements of Horizon Acquisition Parent LLC, appearing in this Current Report on Form 8-K/A dated April 1, 2024 of Shenandoah Telecommunications Company.

/s/ Moss Adams LLP

Overland Park, Kansas

June 11, 2024